Exhibit 1.1

To	:	Listing of The Stock Exchange of Hong Kong Limited
Information Services of The Stock Exchange of Hong Kong Limited

IMPORTANT NOTES:
1)	IT IS IMPORTANT THAT YOU READ THE NOTES ATTACHED TO THIS FORM. IF YOU ARE IN ANY DOUBT ABOUT THIS FORM, YOU SHOULD CONSULT THE EXCHANGE OR OTHER PROFESSIONAL ADVISER IMMEDIATELY.
2)

PLEASE ENSURE ALL FIELDS ARE COMPLETED (YOU MAY FILL IN THE FIELD WITH “N/A” OR “NIL” WHERE IT IS NOT APPLICABLE) & ACCURATE WHEN COMPLETING THIS FORM AS INFORMATION CONTAINED IN THIS FORM WILL BE RELEASED ON THE EXCHANGE’S SYSTEM UPON RECEIPT.

3)	PLEASE SIGN AT THE BOTTOM RIGHT CORNER ON EVERY PAGES OF THIS FORM AND THE NOTES ATTACHED (IF ANY).
4)	ALL SUBSEQUENT CHANGES TO THE INFORMATION PROVIDED IN THIS FORM, IN PARTICULAR THE BOOK CLOSING DATES, MUST BE NOTIFIED TO THE LISTING BY TELEPHONE AND FOLLOWED BY A WRITTEN CONFIRMATION IMMEDIATELY.

From :

  China Unicom Limited

			No. of pages:	3
	(Name of Company/Representative Company)
	YEE Foo Hei .	2121 3220 .	26 August 2004 .
	(Responsible Official)	(Contact Telephone Number)	Date

Name of listed company:	China Unicom Limited	Stock code:	762

Year end date	:	31 / 12 / 2004

Currency	:

  RMB

Change of any figures reported in the Results Announcement Form submitted previously for the Last Corresponding Period?
☐ Yes	☒ No

To be published in the newspapers
☒ Summarised results announcement	☐ Full results announcement	☐ Early adoption of new disclosure requirements (Note IV)

Auditors’ Report (Note V)
☐ Qualified	☐ Modified	☐ Unqualified	☒ N/A

(FOR INTERIM RESULTS ONLY)
Interim report reviewed by
☒ Audit committee	☒ Auditors	☐ Neither of the above

			(Unaudited*)	(Unaudited*)
			Current Period	Last Corresponding Period
			from 1/1/2004	from 1/1/2003
			to 30/6/2004	to 30/6/2003
			( ‘000 )	( ‘000 )
Turnover (Note I)		:	39,372,038	31,967,244
Profit from Operations (Note II)	A	:	5,033,780	4,373,039
Finance cost		:	(961,447)	(1,019,344)
Share of Profit / (Loss) of Associates		:	N/A	N/A
Share of Profit / (Loss) of
Jointly Controlled Entities		:	N/A	N/A
Profit after Taxation & MI		:	2,809,910	2,385,273
% Change over Last Period		:	+17.8%	+11.6%

* Please delete as appropriate.

EPS / (LPS)	- Basic (in Dollars)	B	:	0.224		0.190
	- Diluted (in Dollars)	B	:	0.221		0.190
Extraordinary (“ETD”) Gain / (Loss)			:	N/A		N/A
Profit after ETD Items			:	2,809,910		2,385,273
1st Quarter / Interim / 3rd Quarter / Final * Dividend per Share			:	Nil		Nil
(specify if with other options)			:
B / C Dates for 1st Quarter / Interim / 3rd Quarter / Final * Dividend			:	N/A	to	N/A	bdi.

Payable Date			:	N/A

B / C Dates for ( ) General Meeting			:	N/A	to	N/A	bdi.
Other Distribution for Current Period (Note III)			:	N/A

B / C Dates for Other Distribution			:	N/A	to	N/A	bdi.

* Please delete as appropriate.

For and on behalf of
China Unicom Limited

Signature	:
Printed Name	:	YEE Foo Hei
Title	:	Company Secretary

Any description or an explanatory note (Notes V & VI) attached?

☒  Yes  (Number of pages attached:  1)

☐  No

China Unicom Limited

2004 Interim Press Announcement

Remarks:

A                                       Profit from operations

Profit from operations is arrived at by adding back the finance costs to the profit before taxation and is shown below:

	For the year ended 30 June 2004	For the year ended 30 June 2003
	RMB ‘000	RMB ‘000

Profit before taxation	4,072,333	3,353,695
Finance costs	961,447	1,019,344

Profit from operations	5,033,780	4,373,039

B                                       Basic and diluted earnings per share

Basic earnings per share for the six months ended 30 June 2004 and 2003 were computed by dividing the profit attributable to shareholders of approximately RMB2,809,910,000 and RMB2,385,273,000 by the weighted average number of 12,559,962,334 shares and 12,552,996,070 shares during the periods respectively.

Diluted earnings per share for the six months ended 30 June 2004 and 2003 were computed by dividing the profit attributable to shareholders by the weighted average number of ordinary shares in issue during the periods, after adjusting for the effects of the dilutive potential ordinary shares. All potential dilutive ordinary shares arose from share options granted under (i) the amended Pre-Global Offering Share Option Scheme; and (ii) the amended Share Option Scheme.  For the six months ended 30 June 2004, all potential dilutive shares, which if converted to ordinary shares, would decrease the earnings per share. For the six months ended 30 June 2003, there was no dilution of earnings per share after taking into account the dilutive effect of the share options.